SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated this 27th day of January, 2012 and effective as of this 1st day of February, 2012 (the "Effective Date"), is entered into by and between Ecoland International Inc., a corporation formed under the laws of the State of Nevada (“ECIT”), D&R Technology, Inc., a corporation formed under the laws of Ontario (“D&R”), and the shareholders of D&R (the “D&R Shareholders”), as listed on Exhibit A attached hereto.

WHEREAS the D&R Shareholders are the registered and beneficial owners of all of the issued and outstanding shares of common stock of D&R (the “D&R Shares”);

WHEREAS ECIT is a publicly trading corporation, whose shares of common stock trade on the OTC Market under the symbol “ECIT”);

WHEREAS subject to approval by the respective Board of Directors, ECIT desires to acquire one hundred percent (100%) of the total issued and outstanding D&R Shares in exchange for 59,000,000 shares of the common stock, par value $0.001, of ECIT representing approximately __ % of the total issued and outstanding shares of ECIT (the “ECIT Shares”);

WHEREAS ECIT desires to acquire D&R in exchange for all of the issued and outstanding shares of D&R resulting in D&R becoming a wholly-owned subsidiary of ECIT in a tax-free exchange;

WHEREAS certain controlling shareholders of ECIT (the “ECIT Controlling Shareholders”) and D&R entered into a stock purchase agreement dated November 7, 2011 (the “Stock Purchase Agreement”), pursuant to which D&R was to acquire 59,000,000 shares of common stock of ECIT;

WHEREAS the ECIT Controlling Shareholders and D&R have rescinded the Stock Purchase Agreement and the ECIT Controlling Shareholders have returned to ECIT their respective share certificates evidencing the aggregate 59,000,000 shares of common stock of ECIT and ECIT shall cancel and return to treasury the 59,000,000 shares of common stock;

WHEREAS, the parties to this Agreement have agreed to the share exchange subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I

EXCHANGE OF STOCK

Section 1.01. Exchange. Upon the terms and subject to the conditions of this Agreement, the D&R Shareholders agree to exchange the D&R Shares for the ECIT Shares and ECIT agrees to proportionately issue to the D&R Shareholders an aggregate of 59,000,001 ECIT Shares on a one-for-one basis for each share held of record by the D&R Shareholder. The parties intend that the share exchange shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code. However, ECIT makes no representations or warranties regarding the qualification of the share exchange as “tax free”. ECIT shall cooperate with D&R in executing any reasonably necessary documents to qualify the share exchange as tax free.

Section 1.02. Delivery of Stock. (a) Upon the execution hereof, the D&R Shareholders shall deliver to ECIT all of the stock certificates representing the total issued and outstanding D&R Shares, duly endorsed in blank;

(b) Upon execution hereof, ECIT shall deliver to the D&R Shareholders stock certificates representing the ECIT Shares in the names and denominations as set forth on Exhibit A hereto.

(c) The execution and delivery of this Agreement shall take place on January 27, 2012 or by counterpart signatures to be sent to such offices by facsimile transmission. Closing shall occur as soon as possible after the effective date of this Agreement but in no event after January 31, 2012 unless extend by agreement by the parties hereto (the “Closing”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF D&R

AND D&R SHAREHOLDERS

Section 2.01. Organization, Standing and Authority; Foreign Qualification. (a) D&R is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario with all requisite power and authority to enter into, and perform the obligations under this Agreement. D&R has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)                           D&R is duly qualified or otherwise authorized as a corporation to transact business and is in good standing in each jurisdiction as necessary to conduct business as required by law. D&R does not file any franchise, income or other tax returns in any other jurisdiction other than the Province of Ontario, if applicable, based upon the ownership or use of property therein or the derivation of income there from.

Section 2.02. Capitalization. The authorized capital of D&R consists of _____ shares of common stock. A total of _____ shares of common stock are issued and outstanding. The D&R Shares are the only class of D&R’s capital stock that is outstanding. All of the outstanding D&R Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 2.03. Certificate of Incorporation and By-Laws. D&R has heretofore delivered to ECIT true, correct and complete copies of its Articles of Incorporation or other documentation evidencing a corporation and By-laws. The minute books of D&R accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 2.04. Execution and Delivery. This Agreement has been duly executed and delivered by each D&R Shareholder and each constitutes the valid and binding agreement of each D&R Shareholder enforceable against the D&R Shareholders in accordance with its terms.

Section 2.05. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof do not require any D&R Shareholder to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 2.06. No Conflict. The execution, delivery and performance of each of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (a) violate any provisions of the Articles of Incorporation, By-laws or organizational document of D&R; (b) violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, and contract to which any D&R Shareholder or D&R is a party to by or to which any of them or any of their respective assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon any D&R Shareholder or D&R or upon the D&R Shares or the properties or business of D&R; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to any D&R Shareholders or D&R; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit.

Section 2.07. Title to Stock. Each D&R Shareholder has valid title to their respective portion of the D&R Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim. Upon delivery of the D&R Shares to be made on the Closing, ECIT shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 2.08. Options or Other Rights. (a) There are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options, contracts or other agreements of any kind to purchase or otherwise to receive from any D&R Shareholder or from D&R any of the outstanding, unauthorized or treasury shares of the D&R Shares; and (b) there is no outstanding security of any kind convertible into any security of D&R and there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the D&R Shares.

Section 2.09. Material Information. This Agreement, the financial statements of Avixy and all other information provided in writing by the D&R Shareholders or D&R or representatives thereof to ECIT, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions, which have not been disclosed to ECIT in writing which, individually or in the aggregate, could have a material adverse effect on ECIT or a material adverse effect on the ability of any D&R Shareholder to perform any of his or her obligations pursuant to this Agreement.

Section 2.10. Absence of Certain Changes. There has been no event, change or development which could have a material adverse effect on D&R.

Section 2.11. Undisclosed Liabilities. D&R has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or un liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 2.12 Compliance with Laws. D&R is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on D&R, neither D&R nor any D&R Shareholder has received written notice that any violation is being alleged.

Section 2.13. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving D&R, or against or involving any of the D&R Shares. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of any of the D&R Shareholders threatened against or involving D&R.

Section 2.14. Contracts. Exhibit B sets forth all of the contracts to which D&R is a party or by or to which D&R or its assets or properties are bound or subject. There have been delivered or made available to ECIT true, correct and complete copies of each of the contracts set forth in Exhibit B. Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither D&R nor any of D&R other affiliates, as the case may be, is in default in any respect under any of them.

Section 2.15. Liens. D&R has marketable title to all of its assets and properties free and clear of any lien.

Section 2.16. Brokerage. No brokerage fees are to be paid in relation to this transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ECIT

ECIT represents and warrants to D&R and to the D&R Shareholders as follows:

Section 3.01. Organization, Standing and Authority of ECIT. ECIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by ECIT on or before the Closing in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

Section 3.02. Execution and Delivery. This Agreement has been duly authorized, executed and delivered by ECIT and constitutes the valid and binding agreement of ECIT enforceable against ECIT in accordance with its terms.

Section 3.03. Consents and Approvals. The execution, delivery and performance by ECIT of this Agreement and the consummation by ECIT of the transactions contemplated hereby do not require ECIT to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 3.04. No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not: (a) violate any provision of the Certificate of Incorporation, By-laws or other organizational document of ECIT; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which ECIT is a party or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon ECIT or upon the securities, assets or business of ECIT; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to ECIT or to the securities, properties or business of ECIT.

Section 3.05. Capitalization. The authorized capital of ECIT consists of 500,000,000 shares of common stock, par value $0.001, of which a total of 88,650,000 shares are issued and outstanding. In addition, ECIT has 100 shares of Series A Preferred and 1,000 shares of Series B Preferred Shares, none of which are issued and outstanding. The ECIT Shares are the only class of ECIT’s capital stock that is outstanding. All of the outstanding ECIT Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. There are no outstanding options or warrants of ECIT.

Section 3.06. Brokerage. No broker or finder has acted, directly or indirectly, for ECIT, nor has ECIT incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 3.07. Articles of Incorporation and By-Laws. ECIT has heretofore delivered to D&R and the D&R Shareholders a true, correct and complete copies of the Articles of Incorporation and By-laws or comparable instruments of ECIT.

Section 3.08. Status of ECIT Shares. Upon consummation of the transactions contemplated by this Agreement, the ECIT Shares to be issued to the D&R Shareholders, when issued and delivered, will be free of any and all liens, claims or encumbrances.

Section 3.09 No Bankruptcy. Neither ECIT nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 3.10 Contracts and Commitments. Notwithstanding that certain employment agreement dated June 1, 2009 (the “Employment Agreement”) between ECIT and David Wallace (“Wallace”), all other agreements which materially affect ECIT to which ECIT is a party or by which ECIT or any of its property is bound which exist as of the date of execution of this Agreement have been reviewed by the parties and ECIT is not in default with respect to any material term or condition of any such contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

The Employment Agreement is terminated in accordance with Section 5.4 and Wallace has waived any and all rights or claims to compensation due and owing under the terms of the Employment Agreement, including any liquidated damages due and owing Wallace under the any currently existing severance pay plan for employees and any payments of benefits under any existing Benefit Coverages in which Wallace was participating in accordance with the terms of such Benefit Coverages (as that term is defined in the Employment Agreement).

3.11 Liabilities. ECIT will provide to D&R the reviewed balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the quarter ended November 30, 2011 (the “Financial Statements”). ECIT has three liabilities reflected on the balance sheet of the Financial Statements: (i) $359,477 in notes payable – related parties, which related party is David Wallace (the “Related Party Debt”); (ii) $26,574 in accounts payable and accrued liabilities (“Accounts Payable”); and (ii) $250,622 in notes payable, which consist of those certain convertible notes as follows: (a) convertible promissory note dated April 15, 2008 in the principal amount of $30,000 issued to Donna Boyle, (b) convertible promissory note dated December 15, 2006 in the principal amount of $50,000 issued to Raymond Russell, and (c) convertible promissory note dated December 15, 2006 in the principal amount of $50,000 issued to Stephen Treanor (collectively, the Convertible Promissory Notes”).

ECIT warrants and represents that it will cause the Convertible Promissory Notes to be assigned and transferred at Closing to those individuals and in those denominations as specified by D&R. ECIT warrants and represents that Wallace waived payment of the Related Party Debt as reflected in the waiver and settlement agreement between ECIT and Wallace dated January 27, 2012. ECIT further warrants and represents that it has satisfied or will satisfy in full by Closing all amounts due and owing under the Accounts Payable. The Company does not have any other liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or un-liquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Financial Statements referenced above (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

Section 3.12 Compliance with Laws. To its knowledge, ECIT is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on ECIT and ECIT has not received written notice that any violation is being alleged.

Section 3.13 Corporate Records. All of the minute books and corporate and financial records of ECIT are, or prior to the Closing will be made available for review. In the event of the absence of a complete minute book, representation and warranty by the board of directors shall take precedence over the minute book and shall be incorporated to the minute book.

ARTICLE IV

COVENANTS AND AGREEMENTS

The D&R Shareholders, D&R and ECIT covenant and agree as follows:

Section 4.01. Conduct of Business in the Ordinary Course. From the date hereof through the Closing Date, the D&R Shareholders shall cause D&R to conduct its business substantially in the manner in which it is currently conducted.

Section 4.02 Appointment of Directors and Executive Officers. The directors of ECIT shall upon Closing appoint those certain additional directors as members of the Board of Directors and those certain executive officers as designated by D&R.

Section 4.03. Board and Shareholder Approval. Prior to the Closing, D&R will obtain from its Board of Directors and the D&R Shareholders approval of this Agreement and the transactions contemplated hereby. Prior to the Closing, ECIT will obtain from its Board of Directors approval of this Agreement and the transactions contemplated hereby, including the issuance of the ECIT Shares.

ARTICLE V

MISCELLANEOUS

Section 5.1 Timing. Time is of the essence of this Agreement and each party hereto agrees and covenants to use their reasonably best efforts to complete the transactions contemplated hereby in a timely manner.

Section 5.2 Additional Documentation. The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

Section 5.3 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

Section 5.4 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Section 5.5 Expenses. Each party will pay its legal expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

Section 5.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of law.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

ECOLAND INTERNATIONAL CORP.

Date: January __, 2012 By:_______________________________________

Title

D&R TECHNOLOGY INC.

Date: January __, 2012 By:_______________________________________

Title

D&R Shareholders

Date: January __, 2012 ________________________________________

Date: January __, 2012 ________________________________________

Date: January __, 2012 ________________________________________